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                                                                EXHIBIT 99.B1(g)


                            KEMPER INVESTORS FUND

                       WRITTEN INSTRUMENT AMENDING THE
                     AGREEMENT AND DECLARATION OF TRUST


     The undersigned, being a majority of the trustees of Kemper Investors Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated January 22, 1987, as amended (the "Declaration of Trust"), pursuant to Section 1 of Article III of the Declaration of Trust do hereby establish and designate a fifteenth, sixteenth, seventeenth and eighteenth series of shares of the Trust to be known as the Blue Chip Portfolio, the Global Income Portfolio, the Zurich High Yield Portfolio and the Zurich Emerging Markets Portfolio, respectively. The relative rights and preferences of such series shall be as set forth in the Declaration of Trust. This instrument shall constitute an amendment to the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have this 20th day of March, 1997 signed these presents.



                              /s/Stephen B. Timbers
                              -----------------------------------------
                              Stephen B. Timbers, Trustee
                              210 South Green Bay Road
                              Lake Forest, Illinois 60045

                              (Signatures continue)
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                              /s/ James E. Akins
                              -----------------------------------------
                              James E. Akins, Trustee
                              2904 Garfield Terrace, N.W.
                              Washington, DC 20008-3507

                              /s/ Arthur R. Gottschalk
                              -----------------------------------------
                              Arthur R. Gottschalk, Trustee
                              10642 Brookridge Drive
                              Frankfort, Illinois  60423

                              /s/ Frederick T. Kelsey
                              -----------------------------------------
                              Frederick T. Kelsey, Trustee
                              3133 Laughing Gull Court
                              Johns Island, South Carolina  29455

                              /s/ Dominique P. Morax
                              -----------------------------------------
                              Dominique P. Morax, Trustee
                              Vordere Dorfstrasse 13
                              8803 Ruschlikon
                              Switzerland

                              /s/ Fred B. Renwick
                              -----------------------------------------
                              Fred B. Renwick, Trustee
                              3 Hanover Square
                              New York, New York 10004

                              -----------------------------------------
                              Stephen B. Timbers, Trustee
                              210 South Green Bay Road
                              Lake Forest, Illinois  60045

                              /s/ John B. Tingleff
                              -----------------------------------------
                              John B. Tingleff, Trustee
                              2015 South Lake Shore Drive
                              Harbor Springs, Michigan  49740

                              /s/ John G. Weithers
                              -----------------------------------------
                              John G. Weithers, Trustee
                              311 Springlake
                              Hinsdale, Illinois  60521